Exagen Inc. Secures Conditional NY State Approval for New Lupus and Rheumatoid Arthritis Biomarkers and Announces Select Preliminary 2024 Financial Results

New biomarkers on track for commercial launch in January 2025

Preliminary financial results indicate record full-year revenue and AVISE CTD trailing twelve-month ASP, with improvements to adjusted EBITDA and cash burn

January 12, 2025

Carlsbad, CA—Exagen Inc. (Nasdaq: XGN), a leading provider of autoimmune testing, today announced it has received conditional approval from the New York State Department of Health for its new systemic lupus erythematosus (SLE) and rheumatoid arthritis (RA) biomarker assays, with a planned commercial launch in January 2025. The company also announced preliminary unaudited select financial results for the fourth quarter and full year ended December 31, 2024, in line with prior financial guidance.

New AVISE CTD Biomarkers

The company’s new SLE and RA biomarkers will be incorporated into the AVISE CTD platform. Collectively, the company expects these new biomarkers will further improve the clinical utility of AVISE CTD, and provide clinicians with the information they need to definitively diagnose patients and shorten their autoimmune diagnostic journeys.

The new biomarkers are as follows:

•T-Cell Lupus profile comprises new biomarkers; TC4d, TIgG, and TIgM. These markers provide superior sensitivity for SLE compared to conventional SLE biomarkers, further enhancing our industry-leading AVISE Lupus profile for a more comprehensive diagnosis, particularly in clinically ambiguous cases.

•RA profile includes additional anti-RA33 biomarkers; IgA, IgG, and IgM. These markers provide clinicians with more data to confidently identify patients with RA and substantiate a seronegative RA diagnosis.

Preliminary Unaudited Select Financial Results

	Three Months Ended December 31, 2024	Twelve Months Ended December 31, 2024
(in millions, except trailing 12-month average selling price)
Revenue	$13.3 to $13.8	$55.3 to $55.8
Net Loss	($3.4) to ($4.4)	($14.8) to ($15.8)
Adjusted EBITDA	($2.2) to ($3.2)	($9.8) to ($10.8)
AVISE CTD Trailing 12-month average selling price	$408 to $412	$408 to $412
Cash, cash equivalents and restricted cash	$22.2	$22.2

The preliminary unaudited select financial results reported today represent:
•Record full-year 2024 revenue and AVISE CTD ASP
•AVISE CTD trailing twelve-month ASP improvement of $72 to $76 compared to Q4 2023
•Full-year 2024 adjusted EBITDA improvement of to 37% to 43% compared to full-year 2023
•Net neutral cash usage in the fourth quarter of 2024

“2024 was a remarkable year for Exagen by many accounts. We reached a significant milestone by testing our 1,000,000th patient with AVISE CTD, an impressive achievement for any proprietary test, but especially one in a field that hasn’t seen robust biomarker innovation for many decades,” said John Aballi, CEO. “We’ve also made great strides in optimizing our company’s operations and continued our progress toward profitability - a goal which is now firmly within reach, all while delivering record reimbursement per test and record overall revenue performance."

Mr. Aballi continued, “To start 2025 with New York State’s approval of our new assays is another significant milestone, and we now sit in the midst of several growth catalysts with strong momentum to start the year. I’m very grateful to the dedicated team we have, and couldn’t be more excited about what lies ahead.”

Cautionary Note Regarding Select Preliminary Unaudited Financial Results

The company is providing the above preliminary unaudited select financial information and results of operations as of and for the three months and year ended December 31, 2024, based on currently available information. The company’s financial closing procedures with respect to the estimated financial data provided above are not yet complete. These procedures often result in changes to accounts. Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the preliminary unaudited select financial information and, accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto. As a result, the company’s final results may vary from the preliminary results presented above. Management undertakes no obligation to update or supplement the information provided above until it releases its audited financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP) for the year ended December 31, 2024.

Use of Unaudited Non-GAAP Financial Measures

In addition to the financial results prepared in accordance with GAAP, this press release contains the metric adjusted EBITDA, which is not calculated in accordance with GAAP and is a non-GAAP financial measure. Adjusted EBITDA excludes from net loss interest income (expense), income tax expense (benefit), depreciation and amortization expense, stock-based compensation expense and other expenses or income that management believes are not representative of the company’s operations. Such items could have a significant impact on the calculation of GAAP net loss.

The table below presents the reconciliation of preliminary net loss to adjusted EBITDA, which is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the company's use of non-GAAP financial measures.

Reconciliation of Non-GAAP Financial Measures (UNAUDITED)

	Three Months Ended December 31, 2024	Twelve Months Ended December 31, 2024
(in millions)
Adjusted EBITDA
Net loss	($3.4) to ($4.4)	($14.8) to ($15.8)
Other (Income) Expense	($0.2)	($0.8)
Interest Expense	$0.6	$2.3
Depreciation and amortization expense	$0.4	$1.7
Stock-based compensation expense	$0.4	$1.8
Adjusted EBITDA (Non-GAAP)	($2.2) to ($3.2)	($9.8) to ($10.8)

Management believes that this non-GAAP financial measure, taken in conjunction with GAAP financial measures, provides useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. However, this non-GAAP financial measure may be different from non-GAAP financial measures used by other companies, even when the same or similarly titled terms are used to identify such measures, limiting their usefulness for comparative purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP.

This non-GAAP financial measure is not meant to be considered in isolation or used as a substitute for net loss reported in accordance with GAAP, should be considered in conjunction with financial information presented in accordance with GAAP, has no standardized meaning prescribed by GAAP, is unaudited, and is not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future, there may be other items that management may exclude for purposes of this non-GAAP financial measure, and may in the future cease to exclude items that historically have been excluded for purposes of this non-GAAP financial measure. Likewise, management may determine to modify the nature of adjustments to arrive at this non-GAAP financial measure.

About Exagen

Exagen Inc. (Nasdaq: XGN) is a leading provider of autoimmune diagnostics, committed to transforming care for patients with chronic and debilitating autoimmune conditions. Based in San Diego County, California, Exagen’s mission is to provide clarity in autoimmune disease decision making and improve clinical outcomes through its innovative testing portfolio. The company’s flagship product, AVISE® CTD, enables clinicians to more effectively diagnose complex autoimmune conditions such as lupus, rheumatoid arthritis, and Sjögren’s syndrome earlier and with greater accuracy. Exagen’s laboratory specializes in the testing of rheumatic diseases, delivering precise and timely results, supported by a full suite of AVISE-branded tests for disease diagnosis, prognosis, and monitoring. With a focus on research, innovation, education, and patient-centered care, Exagen is dedicated to addressing the ongoing challenges of autoimmune disease management.

For more information, please visit Exagen.com or follow @ExagenInc on X (formerly known as Twitter).

Forward Looking Statements

Exagen cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Exagen’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: Exagen’s goals, strategies and ambitions; the potential utility and effectiveness of Exagen’s services and testing solutions, including the newly approved SLE and RA biomarkers; potential shareholder value and growth and profitability; preliminary financial information as of and for December 31, 2024; and guidance. The inclusion of forward-looking statements should not be regarded as a representation by Exagen that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Exagen’s business, including, without limitation: delays in reimbursement and coverage decisions from Medicare and third-party payors and in interactions with regulatory authorities, and delays in ongoing and planned clinical trials involving its tests; Exagen’s commercial success depends upon attaining and maintaining significant market acceptance of its testing products among rheumatologists, patients, third-party payors and others in the medical community; Exagen’s ability to successfully execute on its business strategies; third-party payors not providing coverage and adequate reimbursement for Exagen’s testing products, including Exagen’s ability to collect on funds due; Exagen’s ability to obtain and maintain intellectual property protection for its testing products; regulatory developments affecting Exagen’s business; and other risks described in Exagen’s prior press releases and Exagen’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in Exagen’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 18, 2024 and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Exagen undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:
Ryan Douglas
Exagen Inc.
ir@exagen.com
760.560.1525